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                                                                    EXHIBIT 99.1

                                                      17855 North Dallas Parkway
                                                                Dallas, TX 75287
                                                              (NASDAQ/NMS: MKSP)


AT MARKETING SPECIALISTS                    FOR AURORA FOODS INC.
Gerald Leonard, President & CEO             Mark Kollar, Media Inquiries
  (781) 828-4800                              (212) 232-2222
Randall Oxford, Media Relations
  (972) 349-6580

FOR IMMEDIATE RELEASE
April 17, 2000


                   AURORA FOODS SELECTS MARKETING SPECIALISTS
                               AS NATIONAL BROKER

              FOURTH MAJOR NATIONAL APPOINTMENT WON SINCE DECEMBER
                   BY NATION'S ONLY PUBLICLY HELD FOOD BROKER


DALLAS... APRIL 17, 2000 - Marketing Specialists Corporation (Nasdaq/NMS: MKSP), a leading provider of outsourced sales and marketing services to manufacturers, suppliers and producers of food products and consumer goods, today announced that it has been appointed national broker for Aurora Foods Inc. (NYSE:AOR), a leading producer and marketer of premium branded foods.

Starting immediately, Marketing Specialists will provide Aurora Foods with merchandising services in retail food accounts throughout the United States. The agreement includes full national representation for all of Aurora Foods' premium brands, which include Duncan Hines(R) baking mixes, Mrs. Butterworth's(R) and Log Cabin(R) syrup, Aunt Jemima(R) frozen breakfast products, Lender's(R) bagels, Mrs. Paul's(R) and Van de Kamp's(R) frozen seafood and Celeste(R) pizza.

"This new national partnership is tremendously significant because it supports our objective to represent such outstanding manufacturers as Aurora Foods on a national scale," said Gerald Leonard, president and chief executive officer of Marketing Specialists. "We have worked with Aurora over the last several years, delivering strong results in several of their key retail accounts. We now look forward to expanding this relationship to deliver even greater value to Aurora and its customers."

                                    - more -


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AURORA FOODS SELECTS MARKETING SPECIALISTS                           PAGE 2 OF 2
AS NATIONAL BROKER

The partnership with Aurora Foods comes on the heels of announcements of similar national representation for Gillette, Kellogg and SC Johnson.

"Our national partnership with Aurora Foods and our previously announced national agreements serve as further proof that our focus over the past couple of years to achieve national reach is on track," continued Mr. Leonard. "We will continue to develop partnerships with preeminent manufacturers who seek representation on a national level. With unsurpassed regional- and local-market expertise, Marketing Specialists is uniquely positioned to build volume and enhance brand equity for virtually any manufacturer in any market in the nation."

Aurora Foods Inc., which is based in St. Louis, is a leading producer and marketer of premium branded food products, including Duncan Hines(R) baking mixes, Log Cabin(R) and Mrs. Butterworth's(R) syrup, Van de Kamp's(R) and Mrs. Paul's frozen seafood, Aunt Jemima(R) frozen breakfast products, Celeste(R) frozen pizza, Chef's Choice(R) frozen skillet meals and Lender's(R) bagel products. For more information, visit the Company's Web site at www.aurorafoods.com.

Based in Dallas, Marketing Specialists Corporation provides outsourced sales, marketing and merchandising services to manufacturers of food and other consumer products. With more than 6,000 associates located in 65 offices throughout the nation, the Company is one of the two largest food brokers in the United States.

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This press release contains forward-looking statements within the meaning of
Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of Marketing Specialists. Actual events, performance and results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. The factors which may cause such differences include, among other things, Marketing Specialists' ability to consummate any of the transactions contemplated by the letters of intent to which Marketing Specialists is a party; Marketing Specialists' ability to successfully integrate any future and past acquisitions; the competitive environment; and general economic conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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To receive Marketing Specialists' latest news release and other corporate documents via FAX at no cost, dial 1-800-PRO-INFO.
                          Use the Company's code, MKSP.

                 Or visit the Company's pages at www.frbinc.com.